Exhibit 99.1

Palladyne AI Reports Fourth Quarter and Full Year 2025 Results and Reiterates 2026 Revenue Guidance of $24 to $27 Million

2026 revenue guidance implies 357% to 415% year-over-year growth, with backlog increasing more than 30% since year-end to nearly $18 million midway through the first quarter

2025 culminated in structural repositioning following November acquisitions

Launch of Palladyne Defense and commercialization of Palladyne IQ 2.0 position Company for execution in 2026

SALT LAKE CITY – March 5, 2026– Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a U.S.-based defense and industrial technology company delivering embodied AI-powered collaborative autonomy solutions, advanced avionics, precision-manufactured components, UAVs, and advanced aerospace engineering services today announced financial results for the fourth quarter and full year ended December 31, 2025.

Ben Wolff, President and Chief Executive Officer of Palladyne AI, commented:

“2025 was a year of operational validation that culminated in structural transformation. In November, we completed the acquisitions of GuideTech, Warnke Precision Machining and MKR Fabricators and launched Palladyne Defense. That repositioning expanded our capabilities beyond autonomy software to include advanced avionics, engineering services, proprietary airframe and missile development and certified U.S.-based manufacturing. We exited 2025 as a fundamentally different company, with expanded backlog, deeper defense engagement and an integrated autonomy-to-manufacturing stack aligned with evolving Department of War priorities.

“Over the past few months, we have moved decisively to execute across the defense and commercial parts of our business. We commercially released Palladyne IQ 2.0, integrating feedback from potential customers into its development, and recently signed our first customer for the product. We also introduced IntelliSwarm, integrating SwarmOS into the BRAIN X2 flight module, and demonstrated collaborative autonomy between our recently re-branded Gremlin-X™ (formerly Project Banshee) platform running IntelliSwarm and multiple Red Cat platforms operating with SwarmOS, validating distributed, multi-platform collaboration in real-world environments.

“We also established our presence in the space domain. Through our satellite-related development work with the Air Force Research Laboratory, we are extending SwarmOS capabilities to integrate communications with space-based systems. Separately, our engagement with Portal Space Systems advances propulsion design for next-generation space platforms and establishes a foundation for potential future collaboration surrounding collaborative autonomy.”

Exhibit 99.1

Recent Strategic and Operational Highlights

•
Launched Palladyne Defense following the acquisitions of GuideTech, Warnke Precision Machining and MKR Fabricators, integrating autonomy software, advanced avionics engineering and design, components, proprietary UAVs and missile systems, and certified U.S.-based manufacturing;
•
Commercially released Palladyne IQ 2.0 and signed an initial customer following customer-driven refinement throughout 2025;
•
Hired Matt Muta as President of Commercial and Industrial to focus on capturing commercial opportunities;
•
Branded Project Banshee next-generation autonomous UAV mini-bomber platform (currently under development) as Gremlin-X;
•
Demonstrated collaborative autonomous swarming between the Gremlin-X platform utilizing IntelliSwarm, and multiple Red Cat platforms operating with SwarmOS;
•
Expanded into the space domain through satellite-related development work with the Air Force Research Laboratory and propulsion design engagement with Portal Space Systems;
•
Progressed development milestones across Gremlin-X and new BRAIN variants;
•
Secured missile propulsion subsystem contract from a new defense prime customer; and
•
Strengthened intellectual property portfolio through a new patent issuance supporting advanced swarming and decentralized autonomy architectures and filed four new patent applications related to Palladyne's AI software products and technologies.

Fourth Quarter 2025 Financial Highlights (vs. fourth quarter 2024)

•
Revenue increased 118% to $1.7 million compared to $0.8 million;
•
Operating loss of ($9.3) million compared to ($6.5) million;
•
GAAP net loss and basic and diluted loss per share (EPS) of ($1.5) million, and ($0.04), compared to ($53.0) million, and ($1.75);
•
*Non-GAAP net loss and Non-GAAP EPS of ($6.9) million, and ($0.16), compared to ($5.2) million, and ($0.17);
•
Cash, cash equivalents and marketable securities totaled $47.0 million at December 31, 2025;
•
Backlog as of December 31, 2025 was $13.5 million.

Full Year 2025 Financial Highlights (vs. full year 2024)

•
Revenue decreased 33% to $5.2 million compared to $7.8 million;
•
Operating loss of ($32.4) million compared to ($26.9) million;
•
GAAP net income and diluted EPS of $10.0 million, and $0.24, compared to a net loss of ($72.6) million, and ($2.71);

Exhibit 99.1

•
*Non-GAAP net loss and Non-GAAP EPS of ($25.2) million, and ($0.60), compared to ($22.6) million, and ($0.84).

*see GAAP to Non-GAAP reconciliation at the end of this press release

2026 Outlook

The Company reiterates its previously announced full year 2026 revenue guidance of $24 million to $27 million, representing expected year-over-year growth of approximately 357% to 415% compared to 2025 revenue of $5.2 million. Supporting this guidance, Palladyne AI had a contracted 12-18 month backlog of nearly $18.0 million as of mid-February, 2026, a more than 30% increase since December 31, 2025.

The guidance reflects revenue contributions from acquired entities, backlog conversion and monetization of development programs secured during and following the Company’s fourth quarter repositioning. Management believes recent contract wins and expanding program activity across air and space domains provide increased visibility into achieving these targets.

The Company continues to advance product maturation milestones and pursue early customer wins across Palladyne IQ 2.0, SwarmOS and BRAIN platforms while maintaining a disciplined focus on execution.

Conference Call

Palladyne AI will host a conference call today, Thursday, March 5, 2026, at 8:00 a.m. Eastern Time to discuss its financial and operational results, strategy and future opportunities.

Dial-in and Webcast Information

Date/Time: Thursday, March 5, 2026, at 8:00 a.m. Eastern Time

Toll-Free (North America): 1-877-407-0789

Toll/International: 1-201-689-8562

Conference Call ID: 13758938

Webcast Link:

https://viavid.webcasts.com/starthere.jsp?ei=1753897&tp_key=50d08a7821

Call me™: Participants can use the Guest dial-in #s above and be answered by an operator, or click the Call me™ link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to the scheduled start time. https://callme.viavid.com/viavid/?callme=true&passcode=13757186&h=true&info=company&r=true&B=6

Exhibit 99.1

Replay Information

Toll-Free (North America) 1-844-512-2921

Toll/International: 1-412-317-6671

Conference Call ID: 13758938

Expiration: Thursday, March 19, 2026, 11:59 p.m. Central Time

###

About Palladyne AI

Palladyne AI is a U.S.-based technology company developing patented embodied artificial intelligence, collaborative autonomy solutions, advanced avionics, autonomous systems, advanced UAV engineering services, and precision-manufactured components for defense and industrial markets. Palladyne AI delivers secure, American-developed and operated platforms designed to meet the stringent requirements of U.S. government and public-sector customers, including data sovereignty, security, and compliance.

Palladyne AI’s embodied AI is designed to operate in complex, contested, and high-risk environments, enabling distributed tasking, human-on-the-loop decision-making, degraded-communications resilience, and multi-domain coordination. Its platform-agnostic autonomy stack combines real-time sensor fusion, adaptive AI models, and edge-native orchestration - without vendor lock-in - to support autonomous and collaborative systems across air, ground, maritime, and industrial domains where performance, resilience, and trust are paramount. For more information about Palladyne AI, including GuideTech and Palladyne Defense, please visit www.palladyneai.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the capabilities or future capabilities of Palladyne AI’s technology and related products, including IntelliSwarm; anticipated growth, operating scale and operating inflection of the Company; the applicability of Palladyne AI’s products and technology to the space domain; 2026 expected financial performance, including expected revenue and sources of revenue; the time of customer acquisition, revenue recognition and backlog realization; the benefits of its AI software and other products and the markets for its products and services; and the applicability of IntelliSwarm and its autonomy software to different kinds of machines (such as UAVs, UGVs and ROVs); future development and qualification plans; and intended future target customers. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of

Exhibit 99.1

operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Investor Contact:

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696 (o)

brian@haydenir.com

IR@palladyneai.com

Palladyne AI Press Contact:

Heath Meyer

(858) 768-1527

PR@palladyneai.com

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share data)

	As of
	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$18,219	$31,188
Marketable securities	28,836	8,883
Accounts receivable, net of allowance for credit losses of $0.0 million and $0.3 million at December 31, 2025 and 2024, respectively	1,055	134
Unbilled receivables	2,455	1,179
Inventories	339	71
Prepaid expenses and other current assets	1,653	1,275
Total current assets	52,557	42,730
Property and equipment, net	8,889	4,244
Intangible assets, net	10,430	—
Goodwill	14,731	—
Operating lease assets	8,645	8,841
Other non-current assets	460	438
Total assets	$95,712	$56,253
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,058	$435
Accrued liabilities	3,550	2,919
Current operating lease liabilities	1,058	1,079
Total current liabilities	5,666	4,433
Warrant liabilities	2,772	51,396
Operating lease liabilities	9,725	9,957
Other non-current liabilities	2,874	—
Total liabilities	21,037	65,786
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 165,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 46,117,164 and 33,883,894 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	5	3
Additional paid-in capital	555,451	481,289
Accumulated other comprehensive income	11	6
Accumulated deficit	(480,792)	(490,831)
Total stockholders’ equity (deficit)	74,675	(9,533)
Total liabilities and stockholders’ equity (deficit)	$95,712	$56,253

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue, net	$1,661	$761	$5,246	$7,786
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	1,402	554	2,690	3,488
Research and development	3,758	2,612	12,899	10,437
General and administrative	4,683	3,461	17,199	16,842
Sales and marketing	1,014	618	4,744	4,134
Asset write-down and restructuring	—	—	—	(192)
Total operating expenses	10,975	7,245	37,650	34,709
Loss from operations	(9,314)	(6,484)	(32,404)	(26,923)
Interest income, net	432	277	1,944	1,244
Gain (loss) on warrant liabilities	4,630	(46,760)	37,740	(46,935)
Other income, net	221	—	221	2
Income (loss) before income tax expense	(4,031)	(52,967)	7,501	(72,612)
Income tax benefit (expense)	2,538	(2)	2,538	(5)
Net income (loss)	$(1,493)	$(52,969)	$10,039	$(72,617)
Net income (loss) per share
Basic	$(0.04)	$(1.75)	$0.26	$(2.71)
Diluted	$(0.04)	$(1.75)	$0.24	$(2.71)
Weighted-average shares used in computing net income (loss) per share
Basic	42,329,510	30,277,019	38,841,116	26,774,895
Diluted	42,329,510	30,277,019	42,125,932	26,774,895

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$10,039	$(72,617)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	4,447	2,805
Depreciation of property and equipment	974	825
Amortization of intangible assets	118	—
Change in fair value of warrant liabilities	(37,740)	46,935
Allowance for credit losses	—	285
Amortization of investment discount	(1,386)	(75)
Deferred income tax benefit	(2,541)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,096	136
Unbilled receivable	(960)	855
Inventories	58	994
Prepaid expenses and other current assets	(132)	1,048
Operating lease assets & other non-current assets	1,005	1,242
Accounts payable	(708)	(819)
Accrued liabilities and current operating lease liabilities	(904)	(3,164)
Operating lease liabilities	(1,003)	(1,077)
Net cash used in operating activities	(27,637)	(22,627)
Cash flows from investing activities:
Purchases of property and equipment	(713)	(265)
Acquisition of a business, net of cash acquired	(5,302)	—
Purchases of marketable securities	(75,563)	(8,859)
Maturities of marketable securities	57,000	16,000
Net cash (used in) provided by investing activities	(24,578)	6,876
Cash flows from financing activities:
Proceeds from exercise of stock options	74	130
Proceeds from issuance of common stock under ESPP	148	—
Proceeds from the exercise of warrants	6,419	—
Shares repurchased for payment of tax withholdings	—	(105)
Payment of obligations under finance leases	(20)	(3)
Payment of debt obligations	(3,696)	—
Proceeds from the issuance of warrants	—	4,432
Proceeds from issuance of common stock	36,371	20,028
Payment of transaction costs related to issuance of common stock	(50)	(682)
Net cash provided by financing activities	39,246	23,800
Net (decrease) increase in cash and cash equivalents	(12,969)	8,049
Cash and cash equivalents at beginning of period	31,188	23,139
Cash and cash equivalents at end of period	$18,219	$31,188
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2	$10
Supplemental disclosure of non-cash activities:
Purchases of property and equipment financed through notes payable	$113	$—
Common stock issued in connection with a business acquisition	$15,872	$—
Warrant liabilities reclassified to equity upon exercise	$10,883	$—

Exhibit 99.1

PALLADYNE AI CORP.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net income (loss) and non-GAAP net income (loss) per share (non-GAAP EPS), each of which are non-GAAP financial measures. Non-GAAP net income (loss) and non-GAAP EPS are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net income (loss) as our GAAP measures of net income (loss) excluding the impacts of stock-based compensation expense, gain or loss on change in fair value of warrant liabilities, expenses related to business combinations and other non-recurring or non-operating expenses.We define non-GAAP EPS as non-GAAP net income (loss) divided by weighted average outstanding shares.

The most directly comparable GAAP measures to non-GAAP net income (loss) and non-GAAP EPS are net income (loss) and EPS, respectively. We believe excluding the impact of the previously listed items in calculating non-GAAP net income (loss) and non-GAAP EPS can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net income (loss) and non-GAAP (EPS) because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net income (loss) and non-GAAP EPS help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net income (loss) but not in non-GAAP net income (loss). Accordingly, we believe non-GAAP net income (loss) and non-GAAP (EPS) provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net income (loss) and non-GAAP (EPS)are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net income (loss) and non-GAAP EPS rather than net income (loss) and EPS, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net income (loss) and non-GAAP EPSmay differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net income (loss) and non-GAAP EPSwhen they report their operating results, limiting the usefulness of non-GAAP net income (loss) and non-GAAP EPSfor comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net income (loss) and non-GAAP EPS as tools for comparison.

The following table reconciles non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

Exhibit 99.1

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(1,493)	$(52,969)	$10,039	$(72,617)
Non-GAAP adjustments:
Stock-based compensation expense	1,101	578	4,447	2,805
(Gain) loss on warrant liability	(4,630)	46,760	(37,740)	46,935
Asset write-down and restructuring (1)	—	—	—	(192)
Transaction Expenses (2)	631	466	631	466
Income tax benefit related to business combinations	(2,541)	—	(2,541)	—
Non-GAAP net loss	$(6,932)	$(5,165)	$(25,164)	$(22,603)
Net income (loss) per share
Basic	$(0.04)	$(1.75)	$0.26	$(2.71)
Diluted	$(0.04)	$(1.75)	$0.24	$(2.71)
Non-GAAP net loss per share
Basic	$(0.16)	$(0.17)	$(0.65)	$(0.84)
Diluted	$(0.16)	$(0.17)	$(0.60)	$(0.84)
Weighted-average shares used in computing net loss per share
Basic	42,329,510	30,277,019	38,841,116	26,774,895
Diluted	42,329,510	30,277,019	42,125,932	26,774,895

(1)
Asset write-down and restructuring benefit for the twelve months ended December 31, 2024 reflects restructuring charges, net of estimate adjustments, and is included within general and administrative expenses within the consolidated statements of operations.
(2)
Transaction expenses for the twelve months ended December 31, 2025 primarily consisted of legal and accounting costs incurred in connection with the business combinations completed in November 2025. Transaction expenses for the twelve months ended December 31, 2024 primarily consisting of brokerage, legal and accounting fees incurred in connection with our issuance of warrants in November 2024. In both periods, these costs are included within general and administrative expenses within the consolidated statements of operations.